Exhibit 10.1
SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT
     THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (“Second Amendment”) is effective as of this 7th day of December, 2009, by and between FLAGSTAR BANCORP, INC., a Michigan corporation (the “Company”), FLAGSTAR BANK, FSB, a federally-chartered savings bank (the “Bank”), and MARK T. HAMMOND (“Employee”) (collectively, the “Parties”).
     WHEREAS, the Company, the Bank and Employee entered into that certain Employment Agreement, originally effective as of December 31, 1997 and continued, amended and restated effective January 1, 2007, as amended December 31, 2008 (the “Original Employment Agreement”);
     WHEREAS, the Company and Employee entered into that certain Agreement Relating to Flagstar Bancorp, Inc.’s Participation in the Department of the Treasury’s Capital Purchase Program, effective as of January 30, 2009;
     WHEREAS, the Company, the Bank and Employee entered into that certain Amendment to Employment Agreement effective as of June 8, 2009 (the “Amendment,” together with the Original Employment Agreement, the “Employment Agreement”);
     WHEREAS, the Amendment provided that the Employee agreed to (i) voluntarily step down from his position as President and Chief Executive Officer of the Company upon the earlier of January 29, 2010 and the starting date of the person hired by the Company to replace Employee in as President and Chief Executive Officer, and (ii) continue to serve the Company as Vice Chairman of the Board of Directors and non-officer Executive Advisor;
     WHEREAS, the Company hired Joseph P. Campanelli to replace Employee as President and Chief Executive Officer on September 29, 2009 (the “Measurement Date”);
     WHEREAS, the Company, the Bank and Employee have come to a mutual agreement that Employee agrees to resign as Vice-Chairman of the Board of Directors of the Company and the Bank and non-officer Executive Advisor of the Company under the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, intending to be legally bound, do agree as follows:
     1. Section 5 of the Employment Agreement is hereby amended to add the following to the end thereof:
     “Notwithstanding anything to the contrary in this Section 5, the parties agree that the Employee’s employment under the Employment Agreement shall terminate on the date of the Second Amendment.”

     2. The last sentence of Section 6(a) of the Employment Agreement is hereby deleted and replaced with the following:
“As further provided in Section 21, and as limited therein, the Employee shall not engage in (i) the banking business during the period from the Measurement Date through March 29, 2010 and (ii) the mortgage banking business or mortgage origination business during the period from the Measurement Date through September 29, 2010.”
     3. Section 21 of the Employment Agreement is hereby deleted in its entirety and replaced with the following:
“21. Noncompetition.
     (a) During the period from the Measurement Date through March 29, 2010, Employee shall not directly or indirectly:
     (i) hold a 5% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Banking Enterprise, or
     (ii) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Banking Enterprise, or
     (iii) engage, or directly or indirectly manage or supervise personnel engaged, in any activity on behalf of any Competitive Banking Enterprise:
     (A) that is substantially related to any activity that Employee was engaged in with the Company, the Bank or their affiliates during the 24 months prior to the Measurement Date;
     (B) that is substantially related to any activity for which Employee had direct or indirect managerial or supervisory responsibility with the Company, the Bank or their affiliates during the 24 months prior to Measurement Date; or
     (C) that calls for the application of specialized knowledge or skills substantially related to those used by Employee in his activities with the Company, the Bank or their affiliates during the 24 months prior to Measurement Date.
For purposes of the Employment Agreement, “Competitive Banking Enterprise” means any business enterprise that engages in any activity in the banking business, or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such business.
     (b) During the period from the Measurement Date through September 29, 2010, Employee shall not directly or indirectly:

     (i) hold a 5% or greater equity (including stock options whether or not exercisable), voting or profit participation interest in a Competitive Mortgage Enterprise, or
     (ii) associate (including as a director, officer, employee, partner, consultant, agent or advisor) with a Competitive Mortgage Enterprise, or
     (iii) engage, or directly or indirectly manage or supervise personnel engaged, in any activity on behalf of any Competitive Mortgage Enterprise:
     (A) that is substantially related to any activity that Employee was engaged in with the Company, the Bank or their affiliates during the 24 months prior to the Measurement Date;
     (B) that is substantially related to any activity for which Employee had direct or indirect managerial or supervisory responsibility with the Company, the Bank or their affiliates during the 24 months prior to Measurement Date; or
     (C) that calls for the application of specialized knowledge or skills substantially related to those used by Employee in his activities with the Company, the Bank or their affiliates during the 24 months prior to Measurement Date.
For purposes of the Employment Agreement, “Competitive Mortgage Enterprise” means any business enterprise that engages in any activity in the mortgage banking business or the mortgage origination business, or (ii) holds a 5% or greater equity, voting or profit participation interest in any enterprise that engages in such businesses.”
     4. Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to such terms in the Employment Agreement.
     5. Every other term of the Employment Agreement not amended herein shall remain in full force and be given effect.
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     IN WITNESS WHEREOF, the Parties have executed this Amendment to Employment Agreement as of the date first above written.

FLAGSTAR BANK, FSB
/s/ Joseph P. Campanelli
By: Joseph P. Campanelli
Its: Chairman, President and Chief Executive Officer

FLAGSTAR BANCORP, INC.
/s/ Joseph P. Campanelli
By: Joseph P. Campanelli
Its: Chairman, President and Chief Executive Officer

MARK T. HAMMOND, Employee
/s/ Mark T. Hammond
By: Mark T. Hammond